UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 5, 2024

Date of Report (Date of earliest event reported)

Adverum Biotechnologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36579	20-5258327
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Cardinal Way

Redwood City, CA 94063

(Address of principal executive offices, including zip code)

(650) 656-9323

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title Of Each Class	Trading Symbol	Name Of Each Exchange On Which Registered
Common Stock	ADVM	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Securities Purchase Agreements

On February 5, 2024, Adverum Biotechnologies, Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain institutional and accredited investors (the “Investors”), pursuant to which the Company agreed to issue and sell to the Investors in a private placement (the “Private Placement”) an aggregate of 105,500,057 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share, and to certain investors, in lieu of Shares, pre-funded warrants (the “Pre-Funded Warrants”) to purchase an aggregate of 750,000 shares of common stock. The purchase price per Share is $1.20 (or $1.1999 per Pre-Funded Warrant, which represents the purchase price per Share to be sold in the Private Placement, minus the $0.0001 per share exercise price of each such Pre-Funded Warrant). The Pre-Funded Warrants are exercisable at any time after their original issuance and will not expire until exercised in full.

The Pre-Funded Warrants to be issued in the Private Placement will provide that a holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrants if such holder, together with its affiliates, would beneficially own in excess of 4.99%, 9.99% or 19.99%, as applicable, of the number of shares of the Company’s common stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”). A holder may reset the Beneficial Ownership Limitation as to itself to a higher percentage (not to exceed 19.99%), effective 61 days after written notice to the Company.

Existing investors that previously held five percent or more of the Company’s outstanding common stock, including Commodore Capital LP, FMR LLC and Venrock Healthcare Capital Partners III, L.P., and/or their affiliates are party to the Securities Purchase Agreement, and have agreed to purchase approximately $7 million, $10 million and $12.5 million, respectively, in Shares in the Private Placement.

Concurrently with the Private Placement, the Company also entered into a securities purchase agreement (the “Director Securities Purchase Agreement” and, together with the Securities Purchase Agreement, the “Securities Purchase Agreements”) with Mark Lupher, Ph.D., and James Scopa, directors of the Company (the “Directors”), pursuant to which the Company agreed to issue and sell in a private placement (the “Director Private Placement” and together with the “Private Placement,” the “Private Placements”) 230,000 shares (the “Director Shares” and together with the Shares, the “Private Placement Shares”) of common stock at a purchase price per share of common stock of $1.35, on otherwise substantially the same terms as those set forth in the Securities Purchase Agreement.

The Private Placements are expected to close on or about February 8, 2024, subject to the satisfaction of certain customary closing conditions. Following the closing of the Private Placements, there will be approximately 207,163,393 shares of the Company’s common stock outstanding. The Company expects to receive total gross proceeds from the Private Placements of $127.8 million, before deducting placement agent fees and offering expenses. The Company intends to use the net proceeds from the Private Placements to fund research and development of its clinical-stage product candidate and research programs and for working capital and general corporate purposes.

The foregoing descriptions of the Securities Purchase Agreements and the Pre-Funded Warrants do not purport to be complete and are qualified in their entirety by reference to the full text of the form of each such document, which are filed as Exhibits 10.1 and 4.1 hereto, respectively, and incorporated by reference herein.

Registration Rights Agreement

Also on February 5, 2024, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investors and the Directors, pursuant to which the Company agreed to register for resale the Private Placement Shares and the issuance of the shares of common stock underlying the Pre-Funded Warrants held by the Investors (the “Registrable Securities”). Under the terms of the Registration Rights Agreement, the Company has agreed to prepare and file a registration statement with the Securities and Exchange Commission to register for resale the Registrable Securities. The Company has agreed to be responsible for all fees and expenses incurred in connection with the registration of the Registrable Securities.

The Company has granted the Investors and Directors customary indemnification rights in connection with the registration statement. The Investors and Directors have also granted the Company customary indemnification rights in connection with the registration statement.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Registration Rights Agreement, which is filed as Exhibit 10.2 hereto and incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 relating to the Private Placements is hereby incorporated by reference into this Item 3.02. Based in part upon the representations of the Investors in the Securities Purchase Agreement, the offering and sale of the securities will be made in reliance on the exemption afforded by Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and corresponding provisions of state securities or “blue sky” laws. The securities issued in the Private Placements will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements. The sale of the securities in the Private Placements will not involve a public offering and will be made without general solicitation or general advertising. The Investors represented that they are accredited investors, as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and that they are acquiring the securities for investment purposes only and not with a view to any resale, distribution or other disposition of the securities in violation of the U.S. federal securities laws.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of common stock or other securities of the Company.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “expect,” “intend,” “may,” “will,” “would,” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. All statements other than statements of historical fact contained in this Current Report on Form 8-K are forward-looking statements, including without limitation statements regarding the expected closing of the Private Placements, anticipated proceeds from the Private Placements and the use thereof, the Company’s plans to file a registration statement to register the resale of the Registrable Securities, and the Company’s development plans with respect to its product candidates. These forward-looking statements are based on the Company’s expectations and assumptions as of the date of this Current Report on Form 8-K. These forward-looking statements are subject to risks and uncertainties that could cause results and events to differ significantly from those expressed or implied by the forward-looking statements. Many factors that may cause the Company’s actual results to differ from those expressed or implied in the forward-looking statements in this Current Report on Form 8-K are discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including under “Risk Factors” in the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2023 and future Company filings. Except as required by law, the Company assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

4.1	Form of Pre-Funded Warrant.

10.1	Form of Securities Purchase Agreement.

10.2	Form of Registration Rights Agreement.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Adverum Biotechnologies, Inc.

Dated: February 5, 2024	By:	/s/ Laurent Fischer, M.D.
Laurent Fischer, M.D. President and Chief Executive Officer